                                                      Registration No. 333-_____

   As filed with the Securities and Exchange Commission on July 13, 2000
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under

                          the Securities Act of 1933

                             ____________________

                           PathoGenesis Corporation
            (Exact name of registrant as specified in its charter)

                 DELAWARE                              91-1542150
       (State or other jurisdiction                (I.R.S. Employer
    of incorporation or organization)             Identification No.)


                            201 Elliott Avenue West
                           Seattle, Washington 98119
                   (Address of Principal Executive Offices)

                           PathoGenesis Corporation
                        1999 Employee Stock Option Plan
                           PathoGenesis Corporation
                         Employee Stock Purchase Plan
                           (Full Title of the Plan)

             Cameron S. Avery                        Copies to:
             General Counsel                        Woon-Wah Siu
         PathoGenesis Corporation              Bell, Boyd & Lloyd LLC
     5215 Old Orchard Road, Suite 900        Three First National Plaza
          Skokie, Illinois 60077              Chicago, Illinois 60602
              (847) 583-8050                       (312) 372-1121

          (Name, Address and Telephone Number of Agents for Service)
                             ____________________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                   Proposed         Proposed
                                                Amount             Maximum           Maximum       Amount of
    Title of Each Class of                      to be           Offering Price      Aggregate     Registration
 Securities to be Registered                Registered(1)         Per Share      Offering Price       Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share      117,000 Shares      $ 16.22 (2)       $ 1,898,231       $  501
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share      933,000 Shares      $ 26.19 (3)       $24,432,938       $6,450
==================================================================================================================

(1) The aggregate number of shares to be issued pursuant to all of the plans pursuant to this registration statement. Includes 1,050,000 Preferred Stock Purchase Rights evidenced by certificates of shares of common stock that automatically trade with such common stock. Also includes an indeterminate number of additional shares, and the associated Preferred Stock Purchase Rights, that may become issuable under the antidilution and other adjustment provisions of the PathoGenesis Corporation 1999 Employee Stock Option Plan and the PathoGenesis Corporation Employee Stock Purchase Plan pursuant to Rule 416(a) of the Securities Act of 1933, as amended.
(2) Based upon the exercise price of the shares subject to options currently outstanding under the PathoGenesis Corporation 1999 Employee Stock Option Plan.
(3) In accordance with Rule 457(h), calculated on the basis of the average of the high and low sale prices of the Registrant's common stock as quoted in the consolidated reporting system of the Nasdaq National Market on July
     6, 2000, as reported by The Wall Street Journal (Midwest Edition).

================================================================================

                     INCORPORATION BY REFERENCE OF CONTENTS
                     OF REGISTRATION STATEMENT ON FORM S-8
                         NOS. 333-87613 AND 333-61183

     The contents of Registration Statements on Form S-8 Nos. 333-87613 and 333-61183, as filed with the Securities and Exchange Commission on September 23, 1999 and August 11, 1998, respectively, are incorporated by reference herein.

                                   EXHIBITS

     Exhibit Number      Description of Document
     --------------      -----------------------

            5            Opinion of Bell, Boyd & Lloyd LLC

         23.1            Consent of KPMG LLP

         23.2            Consent of Bell, Boyd & Lloyd LLC
                         (included in Exhibit 5)

           24            Power of Attorney

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Skokie, State of Illinois, on July 13, 2000.

                                        PathoGenesis Corporation


                                        By       /s/ Alan R. Meyer
                                          ------------------------------------
                                                     Alan R. Meyer
                                               Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Alan R. Meyer        Executive Vice President, Chief          July 13, 2000
-----------------------
Alan R. Meyer            Financial Officer and Director
                         (Principal Financial and
                         Accounting Officer)

Wilbur H. Gantz          Chairman, Chief Executive       )
                         Officer, President and          )
                         Director (Principal Executive   )
                         Officer)                        )
                                                         )
John Gordon              Director                        )
                                                         )
Elizabeth M. Greetham    Director                        )  By:   /s/ Alan R. Meyer
                                                         )      -----------------------
                                                         )           Alan R. Meyer
Michael J. Montgomery    Director                        )         Attorney-in-Fact
                                                         )         July 13, 2000
Arthur W. Nienhuis       Director                        )
                                                         )
Talat M. Othman          Director                        )
                                                         )
Eugene L. Step           Director                        )
                                                         )
James R. Tobin           Director                        )
                                                         )
Fred Wilpon              Director                        )

(Being the principal executive officer, the principal financial and accounting officer and all of the directors of PathoGenesis Corporation.)

ORIGINAL POWERS OF ATTORNEY AUTHORIZING WILBUR H. GANTZ AND ALAN R. MEYER TO EXECUTE THIS REGISTRATION STATEMENT, AND AMENDMENT THERETO, FOR EACH OF MS. GREETHAM AND MESSRS. GANTZ, GORDON, MEYER, MONTGOMERY, NIENHUIS, OTHMAN, STEP, TOBIN AND WILPON HAVE BEEN EXECUTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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